NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock of
NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.
Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated April 19, 2022, and the accompanyingProspectus, dated April 7, 2022, as amended April 19, 2022 (collectively, the “form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s shares of common stock, par value $0.0001 per share (“Common Shares”), subscribed for under the primary subscription and pursuant to the over-subscription privilege. Such form may be delivered by email, overnight courier, express mail or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on May 17, 2022, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare Trust Company, N.A.

By First Class Mail Neuberger Berman High Yield Strategies Fund Inc. c/o Computershare Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011
 By Express Mail or Overnight Courier:

Neuberger Berman High Yield Strategies Fund Inc.
c/o Computershare Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021

Via email:
canoticeofguarantee@computershare.com

For information call the Information Agent,
Georgeson LLC: (866) 647-8872.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET
FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange (the “NYSE”) member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the oversubscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the NYSE or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on the third Business Day after the Expiration Date (May 17, 2022 unless extended, as described in the Prospectus) of a properly completed and executed Subscription Certificate, as subscription for such Common Shares is indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PSOP platform of The Depository Trust Company (“DTC”).

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC. Broker Assigned Control #_____

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary subscription requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with the Common Shares Subscribed for under the primary subscription
2. Over-Subscription		Number of Common Shares Requested Pursuant to the Over- Subscription Privilege	Pament to be made in connection with the Common Shares Requested Pursuant to the Over-Subscription Privilege
3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested
	__________ Rights	Common Shares: __________	$__________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.   Through DTC

B.    Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

______________________________	______________________________
Name of Firm	Authorized Signature

DTC Participant Number____________________	Title____________________

Address____________________	Name (Please Type or Print)____________________

Zip Code____________________	Phone Number____________________

Contact Name____________________	Date____________________